UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2009

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, September 24, 2009, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Helicos BioSciences Corporation (the “Company”) and the Board approved the following changes to the compensation of Ronald A. Lowy, the Company’s chief executive officer.  These decisions were the result of a process initiated by the Committee earlier in the year to re-evaluate Mr. Lowy’s compensation in view of his continued commitment to the Company since becoming the Company’s chief executive officer on December 2, 2008 and in view of the fact that the equity awards granted to Mr. Lowy in connection with his hiring will be fully vested as of November 1, 2009.

•                  The Company granted Mr. Lowy 783,696 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in the form of restricted stock and an option to purchase 783,696 shares of Common Stock (collectively, the “Awards”).  Subject to his continued employment and the limited acceleration of vesting in the event of a change in control of the Company discussed below, the awards will vest in twenty-five percent (25%) increments on the first day of each fiscal quarter beginning January 1, 2010.

•                  The Company and Mr. Lowy agreed to amend his existing Change in Control Agreement to, among other things, provide that the lump sum payment to which he may be entitled thereunder be increased from $120,000 to $404,000 and, as partial consideration for this increase, eliminate Mr. Lowy’s eligibility to receive post-termination health or dental benefits.  In addition, this amendment limited the applicability of the vesting acceleration provisions contained in Mr. Lowy’s Change in Control Agreement in respect of the Awards so that an additional 25% of shares underlying the Awards (rather than 100%) may be accelerated in connection with a change in control.

The foregoing description of the First Amendment to Change in Control Agreement between Mr. Lowy and the Company, dated as of September 28, 2009 (the “Amendment”), does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Change in Control Agreement, dated as of September 28, 2009, by and between Ronald A. Lowy and Helicos BioSciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

Date: September 28, 2009	By:	/s/ Jeffrey R. Moore

	Name:	Jeffrey R. Moore
	Title:	Senior Vice President & Chief Financial
Officer

Index of Exhibits

Exhibit No.	Description

10.1	First Amendment to Change in Control Agreement, dated as of September 28, 2009, by and between Ronald A. Lowy and Helicos BioSciences Corporation.